UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 29, 2015

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Georgia Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events.
See MANAGEMENT'S DISCUSSION AND ANALYSIS - FINANCIAL CONDITION AND LIQUIDITY - “Sources of Capital” of The Southern Company (“Southern Company”) and MANAGEMENT'S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “PSC Matters - Nuclear Construction” and - FINANCIAL CONDITION AND LIQUIDITY - “Sources of Capital” of Georgia Power Company (“Georgia Power”) in Item 7 and Note 3 to the financial statements of Southern Company under “Retail Regulatory Matters - Georgia Power - Nuclear Construction” and of Georgia Power under “Retail Regulatory Matters - Nuclear Construction” in Item 8 of each company’s Annual Report on Form 10-K for the year ended December 31, 2013. See also MANAGEMENT'S DISCUSSION AND ANALYSIS - FINANCIAL CONDITION AND LIQUIDITY - “Sources of Capital” of Southern Company, MANAGEMENT'S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “PSC Matters - Nuclear Construction” and - FINANCIAL CONDITION AND LIQUIDITY - “Sources of Capital” of Georgia Power, and Note (B) to the Condensed Financial Statements under “Retail Regulatory Matters - Georgia Power - Nuclear Construction” in each company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 for additional information regarding the two new nuclear generating units under construction at Plant Vogtle (“Plant Vogtle Units 3 and 4”).
Georgia Power has been notified by Westinghouse Electric Company LLC and CB&I / Stone & Webster, Inc. (collectively, the “Contractor”) of the Contractor’s revised forecast for completion of Plant Vogtle Units 3 and 4, which would incrementally delay the previously disclosed estimated in-service dates by 18 months (from the fourth quarter of 2017 to the second quarter of 2019 for Unit 3 and from the fourth quarter of 2018 to the second quarter of 2020 for Unit 4). Georgia Power has not agreed to any changes to the guaranteed substantial completion dates. Georgia Power does not believe that the Contractor’s revised forecast reflects all efforts that may be possible to mitigate the Contractor’s delay.
In addition, Georgia Power believes that, pursuant to the engineering, procurement and construction agreement among Georgia Power, the other co-owners of Plant Vogtle Units 3 and 4, and the Contractor (the “EPC agreement”), the Contractor is responsible for the Contractor’s costs related to the Contractor’s delay (including any related construction and mitigation costs, which could be material) and that Georgia Power and the other co-owners are entitled to recover liquidated damages for the Contractor’s delay beyond the guaranteed substantial completion dates of April 2016 and April 2017 for Plant Vogtle Units 3 and 4, respectively.
Georgia Power would continue to incur its owner-related costs, including property taxes, oversight costs, compliance costs, and other operational readiness costs, of which Georgia Power estimates its capital cost increase to be approximately $10 million per month until Plant Vogtle Units 3 and 4 are placed in service. Georgia Power expects to further address the matters related to cost and schedule described herein in the next semi-annual construction monitoring report for Plant Vogtle Units 3 and 4, which is scheduled to be filed with the Georgia Public Service Commission on February 27, 2015.
Prior to Plant Vogtle Units 3 and 4 being placed in service, Georgia Power would continue to incur financing costs of approximately $30 million per month.
Consistent with the Contractor’s position in the pending litigation between the Contractor and the co-owners, Georgia Power expects the Contractor to contest any claims for liquidated damages and to assert that Georgia Power and the other co-owners are responsible for additional costs related to the Contractor’s delay. In addition, as construction continues, the risk remains that ongoing challenges with the Contractor’s performance including additional challenges in its fabrication, assembly, delivery, and installation of the shield building and structural modules, delays in the receipt of the remaining permits necessary for the operation of Plant Vogtle Units 3 and 4, or other issues could arise and may further impact project schedule and cost. Additional claims by the Contractor or Georgia Power (on behalf of itself and the other co-owners) are also likely to arise throughout construction. Any of the foregoing claims or disputes may be resolved through formal and informal dispute resolution procedures under the EPC agreement, but also may be resolved through litigation.
The ultimate outcome of this matter cannot be determined at this time.
Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the revised forecast and estimated costs related to Plant Vogtle Units 3 and 4, the potential mitigation of the Contractor’s forecasted delay, and potential recovery of liquidated damages. Southern Company and Georgia Power caution that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company and Georgia Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company’s and Georgia Power’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory changes, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries; available sources and costs of fuels; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms; ability to control costs and avoid cost overruns during the development and construction of facilities, which includes the development and construction of facilities with designs that have not been finalized or previously constructed, including those risks identified above that have caused and may continue to cause cost increases and/or schedule extensions; ability to construct facilities in accordance with the requirements of permits and licenses and to satisfy any operational and environmental performance standards, including the requirements of tax credits and other incentives; advances in technology; regulatory approvals and actions related to Plant Vogtle Units 3 and 4, including Georgia Public Service Commission approvals and Nuclear Regulatory Commission actions; and the ability of counterparties of Georgia Power to make payments as and when due and to perform as required. Southern Company and Georgia Power expressly disclaim any obligation to update any forward-looking information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:January 29, 2015	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Corporate Secretary

GEORGIA POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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